Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

    The following table presents subsidiaries of the Registrant as of December 31, 2005.

                                                                Jurisdiction of
                                                Percentage     Incorporation or
    Subsidiary                                   Ownership       Organization
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Oak Hill Banks                                     100%              Ohio
Oak Hill Banks Community Development Corp.         100%              Ohio
Oak Hill Financial Services Company                100%              Ohio
Oak Hill Financial Insurance Agency, Inc.          100%              Ohio
Oak Hill Capital Trust 1                           100%            Delaware
Oak Hill Capital Trust 2                           100%            Delaware
Oak Hill Capital Trust 3                           100%            Delaware
Oak Hill Capital Trust 4                           100%            Delaware
Oak Hill Title Agency, LLC                          49%              Ohio

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